Filed Pursuant to Rule 424(b)(5)

Registration No. 333-298769

PROSPECTUS SUPPLEMENT (to the prospectus dated September 16, 2026)

CORVEX, INC.

Common Stock

Having an Aggregate Offering Price of up to $250,000,000

We have entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Chardan Capital Markets LLC (“Chardan”) relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $250,000,000 through or to Chardan, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “MOVE”. On October 13, 2026, the last reported sale price of our Common Stock was $9.15.

Subject to the terms of the Sales Agreement and the applicable placement notice, Chardan may sell shares (i) in privately negotiated transactions with our consent, (ii) in block transactions or (iii) by any other method permitted by law deemed to be an “at the market offering” under Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on Nasdaq Capital Market or into any other existing trading market for our common stock. Chardan is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Chardan and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Chardan for sales of common stock sold pursuant to the Sales Agreement will be 2.5% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions or discounts.

We have also agreed to provide indemnification and contribution to Chardan with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for additional information regarding the compensation to be paid to Chardan.

We are an “emerging growth company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus supplement forms a part and future filings. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company”.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in our securities.

Chardan Capital Markets LLC

The date of this prospectus supplement is October 14, 2026.

Table of Contents

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein and therein by reference, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

Neither we nor the Sales Agent have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize for use in connection with this offering is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless otherwise stated or the context otherwise requires, the terms “Corvex”, “we,” “us,” “our” and the “Company” refer to Corvex, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

THE COMPANY

Corvex, Inc. (formerly known as Movano Inc., dba Movano Health), a Delaware corporation, is an AI cloud computing business specializing in GPU-accelerated infrastructure for AI workloads. On March 19, 2026, the Company acquired Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) (“Corvex OpCo”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among the Company, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Corvex OpCo. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex OpCo, pursuant to which Corvex OpCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement amended and restated in its entirety the prior merger agreement between the parties which was entered into and announced on November 6, 2025 (the “Prior Merger Agreement”).

Our AI cloud computing business is an engineering-led platform focused on providing secure, scalable, and cost-efficient GPU-accelerated infrastructure for AI workloads, supported by GPU-accelerated compute clusters, high-throughput storage systems, and a layered architecture intended to enhance security and deliver consistent performance and efficiency at scale. Our AI cloud computing offerings include AI Factories and GPU Clusters, confidential computing (including our patent-pending Corvex Secure Model Weights product), and Token Factory (currently in alpha test), which is expected to provide access to premium open-source AI models via API integration and a performance-optimized inference engine on automatically scaling infrastructure.

Our engineering-led, AI computing platform specializes in GPU-accelerated infrastructure for AI workloads. Our platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Our infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

We provide a range of capabilities, including:

●	AI Factories and GPU Clusters. Our integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and SOC 2 Type II (“SOC 2”).

●	Confidential Computing. Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Our patent-pending Corvex Secure Model Weights product enables AI model builders and security-conscious enterprises to safely deploy inference workloads on third-party GPU infrastructure without exposing their model weights via the integration of Trusted Execution Environments, post-quantum key exchange, and remote attestation.

●	Token Factory. Token Factory provides access to premium open-source AI models through simplified API integration and a performance-optimized inference engine operating on automatically scaling infrastructure. The platform is designed to improve performance and reduce per-token inference costs relative to certain alternatives by leveraging a proprietary inference engine and custom orchestration logic intended to maximize compute resource utilization when serving multiple models concurrently. An independent auditor has issued a SOC 2 Type II report on the security controls of our Corvex AI Platform. Token Factory launched after the period covered by that report, and we intend for it to be included within the scope of a future SOC 2 Type II examination and to support HIPAA-compliant deployments.

 Our Corporate Information

We were incorporated in the State of Delaware on January 30, 2018 under the name Maestro Sensors Inc. On August 3, 2018, we changed our name to Movano Inc. On March 19, 2026 we completed the Merger. In connection with the Merger, we changed our name to Corvex, Inc., effective March 23, 2026. Our principal executive offices are located at 3401 North Fairfax Drive, Suite 3230, Arlington, Virginia 22226, and our telephone number is (866) GET-GPUS ((866) 438-4787). Our Internet website address is www.corvex.ai. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus supplement.

Implications of Being an Emerging Growth Company

As of the date of this prospectus supplement, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act which, given the effectiveness of our Registration Statement on Form S-1 on March 22, 2021, will be December 31, 2026, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

THE OFFERING

Common Stock offered by us	Shares of common stock having an aggregate offering price of up to $250,000,000.

Manner of Offering	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act through or to Chardan as sales agent or principal. See “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	See the section entitled “Risk Factors” on page S-4 of this prospectus supplement and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	MOVE

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors as well as the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to this Offering and Our Common Stock

There is no certainty regarding the net proceeds to us.

There is no certainty that gross proceeds of $250,000,000 million will be raised in this offering. Chardan has agreed to use its commercially reasonable efforts to sell the shares of common stock offered on our behalf if and as instructed by us, or to purchase the shares as principal from time to time, if agreed pursuant to a separate terms agreement. Chardan is not obligated to purchase any shares as principal unless Chardan and we execute a separate written terms agreement for the applicable transaction. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

Sales of our common stock under this prospectus supplement may cause substantial dilution and may adversely affect the market price of our common stock.

Sales under the Sales Agreement may be made from time to time at prevailing market prices. The actual number of shares sold will vary depending on, among other things, the market price of our common stock during the sales period and the amount of capital we elect to raise. The issuance and sale of a substantial number of shares, or the perception that such sales may occur, could result in substantial dilution to existing stockholders and could cause the market price of our common stock to decline.

Our management will have broad discretion over the use of the net proceeds, if any, from this offering, which we may not use effectively or in a manner with which you agree.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders. We are authorized to issue an aggregate of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. In addition, as of September 30, 2026, warrants and options to purchase 438,547 and 8,959,011, shares, respectively, of our common stock were outstanding and an additional 21,791,051 shares of our common stock were issuable upon conversion of our outstanding shares of Series D Preferred Stock. The future issuance of additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

We do not anticipate paying dividends on our common stock.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders that our stock price will appreciate or that they will receive a positive return on their investment if and when they sell their shares.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely change their recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

Our stock price has been and may continue to be volatile and may fluctuate significantly, which may adversely impact investor confidence and results.

Our common stock price has experienced substantial volatility in the past and may remain volatile in the future. For example, during 2026, the sale price of our common stock ranged from a high of $24.46 per share to a low of $5.10 per share. Volatility in our stock price can be driven by many factors including, but not limited to, actual or anticipated changes or fluctuations in our operating results, announcements by us or our competitors of new offerings or new or terminated significant contracts, commercial relationships, acquisitions, or capital commitments, actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally, and other factors, including those listed in the “Risk Factors” section in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), this “Risk Factors” section and other, unknown factors. Any of these factors may result in large and sudden changes in the volume and trading price of our common stock. The stock market, generally, has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. If our common stock continues to experience substantial price volatility, any shares investors purchase may rapidly lose some or substantially all of their value.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements are based on certain assumptions and describe our “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus supplement regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited operating history and our ability to achieve profitability;

●	our need for and ability to obtain additional capital in the future;

●	our expectations regarding the adoption and development of artificial intelligence (“AI”);

●	our plans to expand our current offerings, customer base, data center capacity, sales infrastructure, or market;

●	headcount and facilities expansion plans and expectations;

●	risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Merger or the proposed transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors;

●	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

●	our ability to attract and retain the Company’s officers, directors and key employees and other highly qualified personnel;

●	any disruption in our strategic relationships;

●	our ability to demonstrate the feasibility of and develop products and services and their underlying technologies;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manage the growth of our Company and to realize the benefits from any acquisitions or strategic alliances we may enter in the future;

●	the impact of macroeconomic and geopolitical conditions;

●	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	the impact of any claims of intellectual property infringement, trade secret misappropriation, product liability or other claims;

●	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business;

●	the accuracy of our estimates of market size for our products and services;

●	our ability to implement and maintain effective control over financial reporting and disclosure controls and procedures as well as our ability to remediate deficiencies identified with respect to our internal control environment;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in the Risk Factors section of this prospectus supplement and accompanying prospectus, the Risk Factors section of our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $250,000,000 from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Chardan as a source of financing.

We intend to use the net proceeds from this offering, after deducting Chardan’s commissions and related offering expenses payable by us, for general corporate purposes, which may include expanding our infrastructure deployment and funding commercialization activities. In addition, we may use a portion of the proceeds from this offering to satisfy certain previously incurred and unpaid fees and expenses owing to Chardan pursuant to separate agreements between us and Chardan.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Chardan, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $250,000,000 from time to time through or to Chardan acting as sales agent or principal. Any sale to Chardan acting as principal will be made only pursuant to a separate written terms agreement. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K incorporated by reference herein. Any sale to Chardan acting as principal, including in a block transaction, will be made pursuant to a separate written terms agreement between us and Chardan setting forth the terms of such transaction, including the purchase price and any applicable compensation.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Chardan may sell shares (i) in privately negotiated transactions with our consent, (ii) in block transactions or (iii) by any other method permitted by law deemed to be an “at the market offering” under Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market or into any other existing trading market for our common stock. We may instruct Chardan not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Chardan may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Chardan commissions, in cash, for its services in acting as agent in the sale of our common stock. Chardan will be entitled to compensation at a commission rate of 2.5% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Chardan for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel (i) in an amount not to exceed $75,000 in connection with the negotiation, preparation and execution of the sales agreement, (ii) in an amount not to exceed $10,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to Chardan pursuant to the sales agreement for which no waiver is applicable and excluding the date of the sales agreement and (iii) in an amount not to exceed $30,000 in connection with each additional program “refresh,” including the filing or effectiveness of any additional or replacement registration statement, prospectus or prospectus supplement relating to the shares of common stock sold pursuant to the Sales Agreement or any amendment of the Sales Agreement. In addition, pursuant to separate agreements between us and Chardan relating to prior financing and strategic transactions, we may make additional payments to Chardan in satisfaction of previously incurred and unpaid fees and expenses arising from such engagements. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Chardan under the terms of the sales agreement, will be approximately $225,000. The commission described in this section applies to sales in which Chardan acts as our sales agent. The purchase price and other compensation applicable to any transaction in which Chardan acts as principal will be set forth in a separate written terms agreement

Pursuant to separate agreements between us and Chardan relating to prior transactions, we may make additional payments to Chardan in satisfaction of certain previously incurred and unpaid fees and expenses. Such payments may be calculated by reference to proceeds received by us from sales under the Sales Agreement.

Unless otherwise specified in the applicable placement notice or agreed in connection with a principal transaction, settlement for sales of common stock will occur on the first trading day following the date on which the sales are made, or such earlier date as may be industry practice or required for regular-way trading. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Chardan may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Chardan will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Chardan against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the occurrence of the events specified therein.

Chardan has previously provided investment banking and financial advisory services to us, including in connection with prior financing and strategic transactions, for which Chardan has received and may continue to receive fees and expense reimbursement. Certain obligations arising from those prior engagements remain outstanding and may be satisfied pursuant to separate agreements between us and Chardan. To the extent required by Regulation M, and subject to applicable exemptions, Chardan will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Chardan, and Chardan may distribute this prospectus supplement and the accompanying base prospectus electronically.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “MOVE.”

The transfer agent for our common stock to be issued in this offering is Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the fiscal year then ended, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended on April 28, 2026, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). Such consolidated financial statements have been so incorporated by reference in reliance upon the report of RBSM LLP given their authority as experts in accounting and auditing.

The consolidated financial statements of Corvex, Inc. (f/k/a Movano Inc.) (the “Company”) as of December 31, 2024 and for the year then ended incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Corvex Legacy Holdings, Inc. (Corvex OpCo) as of December 31, 2025 and for the fiscal year then ended, and as of December 31, 2024 and for the period from October 21, 2024 (inception) through December 31, 2024, incorporated by reference in this prospectus supplement and in the registration statement, have been so included in reliance on the report of BDO USA, P.C., independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.corvex.ai. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus supplement is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. You should direct any requests for documents to:

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Attention: Corporate Secretary

Telephone: (866) 438-4787

INCORPORATION Of certain Documents BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, initially filed with the SEC on March 31, 2026, as amended on April 28, 2026;

●	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 19, 2026 and August 14, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on March 19, 2026 (as amended on May 1, 2026), April 9, 2026, April 28, 2026, June 16, 2026, June 26, 2026, July 7, 2026, September 2, 2026, and September 4, 2026, to the extent the information in such report is filed and not furnished;

●	Our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on June 5, 2026; and

●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on February 2, 2021, as amended (No. 333-252671), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the SEC pursuant to Section 12(b) of the Exchange Act on March 19, 2021 (No. 001-40254), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Attention: Corporate Secretary

Telephone: (866) 438-4787

Copies of the above reports may also be accessed from our website at investors.corvex.ai/. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

CORVEX, INC.

Prospectus

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, rights and units that Corvex, Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities.” We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “MOVE.” On September 2, 2026, the last reported sale price for our common stock was $14.48 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

As used in this Registration Statement on Form S-3 (this “Form S-3”), unless the context otherwise requires, the terms “we,” “us,” “our,” “Corvex” and the “Company” refer to Corvex, Inc., a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This Form S-3 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Form S-3 regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, and the anticipated results of our development and commercialization efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited operating history and our ability to achieve profitability;

●	our need for and ability to obtain additional capital in the future;

●	our expectations regarding the adoption and development of artificial intelligence (“AI”);

●	our plans to expand our current offerings, customer base, data center capacity, sales infrastructure, or market;

●	headcount and facilities expansion plans and expectations;

●	risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Merger or the proposed transactions, including with respect to future financial and operating results, legislative, regulatory, political and economic developments, and those uncertainties and factors;

●	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

●	our ability to attract and retain the Company’s officers, directors and key employees and other highly qualified personnel;

●	any disruption in our strategic relationships;

●	our ability to demonstrate the feasibility of and develop products and services and their underlying technologies;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manage the growth of our Company and to realize the benefits from any acquisitions or strategic alliances we may enter in the future;

●	the impact of macroeconomic and geopolitical conditions;

●	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

●	the impact of any claims of intellectual property infringement, trade secret misappropriation, product liability or other claims;

●	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business;

●	the accuracy of our estimates of market size for our products and services;

●	our ability to implement and maintain effective control over financial reporting and disclosure controls and procedures as well as our ability to remediate deficiencies identified with respect to our internal control environment;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in the “Risk Factors” section of this Form S-3.

Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

THE COMPANY

Corvex, Inc. (formerly known as Movano Inc., dba Movano Health), a Delaware corporation, is an AI cloud computing business specializing in GPU-accelerated infrastructure for AI workloads. On March 19, 2026, the Company acquired Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) (“Corvex OpCo”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among the Company, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Corvex OpCo. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex OpCo, pursuant to which Corvex OpCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement amended and restated in its entirety the prior merger agreement between the parties which was entered into and announced on November 6, 2025 (the “Prior Merger Agreement”).

Our AI cloud computing business is an engineering-led platform focused on providing secure, scalable, and cost-efficient GPU-accelerated infrastructure for AI workloads, supported by GPU-accelerated compute clusters, high-throughput storage systems, and a layered architecture intended to enhance security and deliver consistent performance and efficiency at scale. Our AI cloud computing offerings include AI Factories and GPU Clusters, confidential computing (including our patent-pending Corvex Secure Model Weights product), and Token Factory (currently in alpha test), which is expected to provide access to premium open-source AI models via API integration and a performance-optimized inference engine on automatically scaling infrastructure.

Our engineering-led, AI computing platform specializes in GPU-accelerated infrastructure for AI workloads. Our platform allows organizations to leverage the advantage of AI by providing secure, scalable, and cost-efficient computational resources. Our infrastructure leverages advanced GPU-accelerated compute clusters, high-throughput storage systems and layered architecture to provide enhanced security, consistent performance and efficiency at scale.

We provide a range of capabilities, including:

●	AI Factories and GPU Clusters. Our integrated computing and data-center platform is designed to deliver artificial intelligence workloads at scale by combining high-performance AI accelerators, networking, power, cooling, and systems software to support reliable and cost-efficient production AI training and inference. Deployments may be delivered using managed Kubernetes or as bare metal, and operated on-premise or in multi-tenant or single-tenant configurations that are compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and SOC 2 Type II (“SOC 2”).

●	Confidential Computing. Confidential computing is designed to protect customers’ valuable intellectual property and enhance compliance with data security mandates. Our patent-pending Corvex Secure Model Weights product enables AI model builders and security-conscious enterprises to safely deploy inference workloads on third-party GPU infrastructure without exposing their model weights via the integration of Trusted Execution Environments, post-quantum key exchange, and remote attestation.

●	Token Factory. Currently in alpha test, Token Factory is expected to provide access to premium open-source AI models through simplified API integration and a performance-optimized inference engine operating on automatically scaling infrastructure. The platform is designed to improve performance and reduce per-token inference costs relative to certain alternatives by leveraging a proprietary inference engine and custom orchestration logic intended to maximize compute resource utilization when serving multiple models concurrently. We intend for Token Factory to achieve SOC 2 Type II certification and to support HIPAA-compliant deployments.

Our Corporate Information

We were incorporated in the State of Delaware on January 30, 2018 under the name Maestro Sensors Inc. On August 3, 2018, we changed our name to Movano Inc. On March 19, 2026 we completed the Merger. In connection with the Merger, we changed our name to Corvex, Inc., effective March 23, 2026. Our principal executive offices are located at 3401 North Fairfax Drive, Suite 3230, Arlington, Virginia 22226, and our telephone number is (866) GET-GPUS ((866) 438-4787). Our Internet website address is www.corvex.ai. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including exhibits, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Internet website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes, which may include expanding our infrastructure deployment and funding commercialization activities.

SELECTED FINANCIAL DATA

2026 Stock Dividend

In connection with the Merger Agreement, the Company declared a stock dividend of 0.358 shares of Common Stock for every share outstanding at the close of business on March 30, 2026 (the “Stock Dividend”). The Stock Dividend is being accounted for as a 1.358-for-1 stock split of its outstanding shares of Common Stock pursuant to ASC 505-20-25-1 through 6. The Stock Dividend was distributed on approximately April 6, 2026.

The Stock Dividend did not change the par value of the Common Stock or the authorized number of shares of Common Stock. Proportionate adjustments were made to the exercise prices and the number of shares underlying the Company’s equity plans and grants thereunder, as applicable. Additionally, proportionate adjustments were made to the exercise prices and the number of shares underlying all outstanding warrants, as required by the terms of these securities. The additional shares of Common Stock that would have been issuable to the holders of record of Series A Preferred Stock, warrants, and vested and outstanding stock options and RSUs, if they had converted or exercised such securities into Common Stock on the record date of the dividend, will become issuable upon the conversion or exercise of such securities. Shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all assumed Corvex OpCo equity awards were not eligible to receive the Stock Dividend.

The audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2025 that are incorporated by reference into this prospectus are presented without giving effect to the Stock Dividend. The unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 that are incorporated by reference into this prospectus are presented after giving effect to the Stock Dividend. Except where the context otherwise requires, share numbers in this prospectus reflect the impact of the Stock Dividend.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 31, 2026, as adjusted to reflect the Stock Dividend for all periods presented. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except per share amounts):

	For the Year Ended December 31,
	2025	2024
Loss from operations	$(15,503)	$(24,222)
Net loss and total comprehensive loss	(18,285)	(23,727)

Cumulative dividends on Series A preferred stock	(37)	—
Net loss - attributed to common stockholders	$(18,322)	$(23,727)
Net loss per share, basic and diluted	(21.79)	(39.39)
Weighted average shares used in computing net loss per share, basic and diluted	840,720	602,333

AS ADJUSTED FOR THE STOCK DIVIDEND (unaudited, in thousands, except per share amounts):

	For the Year Ended December 31,
	2025	2024
Loss from operations	$(15,503)	$(24,222)
Net loss and total comprehensive loss	(18,285)	(23,727)

Cumulative dividends on Series A preferred stock	(37)	—
Net loss - attributed to common stockholders	$(18,322)	$(23,727)
Net loss per share, basic and diluted	$(16.02)	$(29.01)
Weighted average shares used in computing net loss per share, basic and diluted	1,141,699	817,970

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

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Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities offered hereby. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into option, share lending, security lending or repurchase agreements with the underwriters or agents that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. The underwriters or agents may effect these derivative transactions through sales of the securities to the public, including short sale transactions, or by lending or pledging the securities in order to facilitate short sale transactions by others, and may use securities pledged by or borrowed from us or others, or securities received from us in settlement of those derivatives, to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities. The third party in any such transaction will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in the applicable state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation and our Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

We currently have authority to issue 500,000,000 shares of our common stock, par value of $0.0001 per share. As of September 2, 2026, 31,552,275 shares of our common stock were issued and outstanding.

Voting Rights

Except as otherwise required by Delaware law, at every annual or special meeting of stockholders, every holder of common stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Dividend and Liquidation Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Company’s board of directors (the “Board of Directors”) from time to time may determine. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “MOVE.”

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DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to the Certificate of Incorporation or certificate of designations with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by the Certificate of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

The Certificate of Incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.0001 per share, 3,000 of which have been designated as Series A Convertible Preferred Stock, 240.5620 of which have been designated as Series B Convertible Preferred Stock, 23,551.5195 of which have been designated as Series C Non-Voting Convertible Preferred Stock and 50,000 of which have been designated as Series D Non-Voting Convertible Preferred Stock. As of September 2, 2026, we had 29,282.6923 shares of Series D Non-Voting Preferred Stock issued and outstanding which such shares were convertible into up to 28,282,686 shares of Common Stock. Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The Board of Directors has the authority to issue preferred stock in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The designations, powers, rights and preferences of the preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

●	the designations and stated value per share;

●	the number of shares offered;

●	the amount of liquidation preference per share;

●	the public offering price at which the preferred stock will be issued;

●	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

●	any redemption or sinking fund provisions;

●	any conversion or exchange rights; and

●	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

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Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our Certificate of Incorporation so permits.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have voting rights as required by law or as described in the applicable prospectus supplement.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

●	as discussed above or in the prospectus supplement;

●	as provided in our Certificate of Incorporation and in any certificate of designation; or

●	as otherwise required by law.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

●	the title and denominations of the debt securities of the series;

●	any limit on the aggregate principal amount of the debt securities of the series;

●	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

●	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

●	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

●	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

●	the place or places where the principal and interest on the series of debt securities will be payable;

●	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

●	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

●	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

●	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

●	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

●	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

●	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

●	any addition to or change in the events of default with respect to the debt securities of the series;

●	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

●	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

●	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination; and

●	any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.

Senior Debt

We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

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Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

●	any discounted debt securities; and

●	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

●	by the depository for the registered global security to a nominee of the depository;

●	by a nominee of the depository to the depository or another nominee of the depository; and

●	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	may not have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

●	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

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Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Corvex, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

●	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

●	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

●	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

●	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

●	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

●	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

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Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

●	failure to pay when due any interest on any debt security of that series, continued for 30 days;

●	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

●	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

●	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

●	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

●	to add guarantees to or secure any series of debt securities;

●	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

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●	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

●	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

●	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

●	change the final maturity of the principal of, or any installment of interest on, any debt securities;

●	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

●	change the currency in which any debt securities are payable;

●	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

●	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

●	modify the ranking or priority of the securities; or

●	reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

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In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

●	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

●	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:

o	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

o	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

o	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.

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Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of the Company. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

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DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS WE MAY OFFER

We may issue units composed of any combination of our debt securities, common stock, preferred stock, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer,” “— Description of Preferred Stock We May Offer” and “— Description of Warrants We May Offer” above, and “— Description of Rights We May Offer” below, will apply to each unit and to each security included in each unit, respectively.

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DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

●	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

●	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer” and “— Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S

CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and our Certificate of Incorporation and Bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined in Section 203 of the DGCL and summarized below) with any interested stockholder (as defined in Section 203 of the DGCL and summarized below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation (or any direct or indirect majority-owned subsidiary of the corporation) and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation (or any direct or indirect majority-owned subsidiary of the corporation) to or with the interested stockholder (except proportionately as a stockholder of the corporation);

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation (or any direct or indirect majority-owned subsidiary of the corporation) of any stock of the corporation (or of such subsidiary) to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation (or any direct or indirect majority-owned subsidiary of the corporation) that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series or securities convertible into the stock of any class or of the corporation (or of such subsidiary) which is owned (as defined in Section 203 of DGCL) by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits (subject to certain exceptions) provided by or through the corporation (or any direct or indirect majority-owned subsidiary of the corporation).

In general, Section 203 defines an interested stockholder as any entity or person owning (as defined in Section 203 of the DGCL) 15% or more of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporations and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and the affiliates and associated of such entity or person.

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Our Charter Documents. Our Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued Common Stock. One of the effects of the existence of authorized but unissued Common Stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. For example, if, in the exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Undesignated Preferred Stock. Our board of directors has the ability to provide for one or more series of preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of us or our management.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide that our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our directors.

Vacancies. Our Certificate of Incorporation provides that all vacancies on our board of directors may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals. Our Certificate of Incorporation requires that, subject to the rights of any series of our preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also provide that special meetings of stockholders may be called only by a majority of our whole board of directors, our president, chief executive officer or the chairman of the board. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting of our stockholders only by our board of directors or by a stockholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Supermajority Voting for Amendments to Our Governing Documents. Our Certificate of Incorporation requires that amendments to certain provisions of our Certificate of Incorporation relating to our board of directors, actions of stockholders, director liability, and choice of forum require the affirmative vote of the holders of at least 66 2/3% of the voting power the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class. Our Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Bylaws and that our stockholders may amend our Bylaws only with the approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class.

Choice of Forum. Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, subject to certain exceptions, the Court of Chancery of the State of Delaware is the exclusive forum for any claim, including any derivative claim, (i) that is based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery. Additionally, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and for the fiscal year then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended on April 28, 2026, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). Such consolidated financial statements have been so incorporated by reference in reliance upon the report of RBSM LLP given their authority as experts in accounting and auditing.

The consolidated financial statements of Corvex, Inc. (f/k/a Movano Inc.) (the “Company”) as of December 31, 2024 and for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Corvex Legacy Holdings, Inc. (Corvex OpCo) as of December 31, 2025 and for the fiscal year then ended, and as of December 31, 2024 and for the period from October 21, 2024 (inception) through December 31, 2024, incorporated by reference in this prospectus and in the registration statement, have been so included in reliance on the report of BDO USA, P.C., independent auditor, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.corvex.ai. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct any requests for documents to:

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Attention: Corporate Secretary

Telephone: (866) 438-4787

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INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, initially filed with the SEC on March 31, 2026, as amended on April 28, 2026;

●	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 19, 2026 and August 14, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on March 19, 2026 (as amended on May 1, 2026), April 9, 2026, April 28, 2026, June 16, 2026, June 26, 2026, July 7, 2026, September 2, 2026, and September 4, 2026 to the extent the information in such report is filed and not furnished;

●	Our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on June 5, 2026; and

●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on February 2, 2021, as amended (No. 333-252671), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 19, 2021 (No. 001-40254), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Corvex, Inc.

3401 North Fairfax Drive, Suite 3230

Arlington, Virginia 22226

Attention: Corporate Secretary

Telephone: (866) 438-4787

Copies of the above reports may also be accessed from our website at www.corvex.ai. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

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CORVEX, INC.

Common Stock

Having an Aggregate Offering Price of up to $250,000,000

PROSPECTUS SUPPLEMENT

CHARDAN CAPITAL MARKETS LLC

October 14, 2026